CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and Board of Directors of First American Railways, Inc.


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of First American Railways, Inc. (the "Company"), of our report dated January 14, 1997, except for Note 13, paragraph 1 as it relates to the terms of the acquisition of the Durango & Silverton Narrow Gauge Railroad Company, which is as of March 13, 1997, relating to the financial statements of the Company, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                                           /S/ BDO SEIDMAN, LLP
                                                           ---------------------
                                                           BDO Seidman, LLP

Miami, Florida
April 13, 1998